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                                                                     Exhibit 9.3

                                April 30, 1992

Calamos Asset Management, Inc.
2001 Spring Road, Suite 750
Oak Brook, Illinois 60521

Ladies and Gentlemen:

          Transfer Agency Agreement
          -------------------------

          Pursuant to paragraph 3 of the Transfer Agency Agreement between CFS Investment Trust and Calamos Asset Management, Inc. dated July 5, 1988, we hereby notify you that the board of trustees of CFS Investment Trust has established an additional Sub-Trust, designated Calamos Convertible Fund, and has designated you as transfer agent and shareholder servicing agent for that Sub-Trust upon the terms and conditions set forth in the Transfer Agency Agreement.

                                       Very truly yours,

                                       CFS INVESTMENT TRUST


                                       By  /s/ Robert M. Slotky
                                           ------------------------------------
                                           Robert M. Slotky
                                           Vice President and Secretary

Appointment as transfer agent for the Sub-Trust designated Calamos Convertible Fund accepted this 21st day of April, 1992.

                                      CALAMOS ASSET MANAGEMENT, INC.


                                      By  /s/ Robert M. Slotky
                                          -------------------------------------
                                          Robert M. Slotky
                                          Senior Vice President